Exhibit 3.45

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A LIMITED PARTNERSHIP TO A

LIMITED LIABILITY COMPANY PURSUANT TO SECTION 18-214 OF

THE LIMITED LIABILITY COMPANY ACT

1.             The jurisdiction where the Limited Partnership was first formed is: Delaware.

2.             The jurisdiction immediately prior to filing this Certificate of Conversion is: Delaware.

3.             The date the Limited Partnership first formed is: August 23, 2010.

4.             The name of the Limited Partnership immediately prior to filing this Certificate is: Energy Plus Natural Gas LP.

5.             The name of the Limited Liability Company as set forth in the Certificate of Formation is: Energy Plus Natural Gas LLC.

IN WITNESS WHEREOF, the undersigned being duly authorized to sign on behalf of the converting Limited Partnership has executed this Certificate on the 21 day of November 2011.

ENERGY PLUS NATURAL GAS LP

By: Energy Plus Holdings LLC
Its General Partner

By:	/s/ Lynne Przychodzki
Name:	Lynne Przychodzki
Title:	Assistant Secretary

CERTIFICATE OF FORMATION

OF

ENERGY PLUS NATURAL GAS LLC

This Certificate of Formation of Energy Plus Natural Gas LLC (the “LLC”) has been duly executed and is being filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.).

FIRST. The name of the limited liability company formed hereby is Energy Plus Natural Gas LLC.

SECOND. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of this 21 day of November, 2011.

By:	/s/ Lynne Przychodzki
Name:	Lynne Przychodzki
Title:	Assistant Secretary